                                                                    EXHIBIT 99.1

(NUVEEN INVESTMENTS LOGO)

FOR IMMEDIATE RELEASE                                      CONTACT: CHRIS ALLEN
ATTN:  BUSINESS/FINANCIAL EDITORS                                (312) 917-8331
                                                   christopher.allen@nuveen.com

                                                               KATHLEEN CARDOZA
                                                                 (312) 917-7813
                                                    kathleen.cardoza@nuveen.com



                 NUVEEN INVESTMENTS REPORTS RECORD EARNINGS AND
             ENDS YEAR WITH ASSETS UNDER MANAGEMENT OF $162 BILLION

CHICAGO, IL, JANUARY 19, 2007 -- Nuveen Investments, Inc. (NYSE: JNC), a leading provider of diversified investment services for institutions and high-net-worth investors, today reported record earnings for the fourth quarter and full year of 2006. Fourth quarter net income of $50.2 million increased 15% over the fourth quarter of 2005 and earnings per share (diluted) of $0.60 rose 13% from the same period last year. The Company's fourth quarter operating revenues of $195.6 million increased 24% over the prior year. Assets under management increased 5% in the quarter to approximately $162 billion on positive net flows of $2.0 billion and $5.4 billion of market appreciation.

For the full year 2006, the Company reported net income of $187.7 million and earnings per share (diluted) of $2.26, up 10% and 14%, respectively, over the prior year. Operating revenues reached $710 million, up 20% year over year. Gross sales for the full year were a record $32.1 billion with record net flows of $15.3 billion. Net flows were positive across all product lines. Net flows into institutional separate accounts were $5.6 billion for the year, while net flows into high-net-worth managed accounts were $5.5 billion. 2006 mutual fund net flows were $3.6 billion and closed-end fund net flows were $0.6 billion.

For the full year, assets under management increased $25 billion from their December 31, 2005 level of $136 billion. The 19% increase in assets under management over the prior year was driven by $15 billion of positive net flows and $10 billion of market appreciation -- primarily from global and domestic equity strategies. Strong asset growth resulted in advisory fee revenue increasing 23% for the full year.

Commenting on the Company's results, Tim Schwertfeger, Chairman & CEO of Nuveen Investments, said, "We are extremely pleased with the quality of our results in 2006, as well as the rate of our strategic development. We delivered our twelfth consecutive year of record earnings, along with strong sales, net flows and operating revenues. Our significant asset growth reflects our continued success in expanding our investment capabilities and product offerings. A wider range of investment strategies enabled us to benefit from the strong equity markets in 2006 as the domestic and global equity assets we manage increased to over 50% of our total assets under management.

"We developed and strengthened relationships with institutional consultants and retail financial advisors throughout the year which helped us achieve sales of $32.1 billion and net flows of $15.3 billion -- increases of 17% and 13% over the prior year, respectively. We experienced positive net flows across all of our investment teams with the exception of Rittenhouse. We made significant progress on our strategic initiatives during the year as we focused on expanding our institutional business and adding to our mutual funds," added Schwertfeger.

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"For the year, our institutional sales were $8.7 billion with net flows of $5.6 billion. Net flows were almost double 2005 levels driven by demand for Tradewinds' international and global strategies. We also experienced positive institutional net flows in Nuveen fixed income strategies, Santa Barbara growth portfolios, NWQ value investments and Symphony alternative investments and long-only strategies. Through Symphony we completed our second collateralized loan obligation (CLO) offering in the fourth quarter of this year. Our institutional client base is expanding both domestically and internationally as our specialized investment teams add to their records of high-quality, long-term investment performance.

"Mutual fund net flows of $3.6 billion were driven by accelerating sales of several of our equity funds adding to the strength of our municipal high-yield fund. Mutual fund net flows for the year were nearly twice the level of 2005. Our equity funds accounted for much of the increase with approximately 45% of net flows moving into equity funds. We launched seven new mutual funds during the year and seeded a number of additional strategies for future product introductions, which should position us well for continued growth in mutual funds.

"Net flows into our retail managed accounts were $5.5 billion over the last twelve months. While net flows were substantial, they were down 16% from prior year as a result of our decision to close our Tradewinds international offering in April. We know that the closure of some of our most popular offerings in retail managed accounts has reduced our near-term asset growth in this segment; however, we believe that closing these products positions us best to meet the long-term performance expectations of our clients. Moreover, we continue to broaden our distribution in retail managed accounts and launch new products for this channel," said Schwertfeger. "Our high-quality investment capabilities and our excellent sales and service platforms position us well for future growth in retail managed accounts and across all of our businesses."

Nuveen Investments will host a conference call to discuss its fourth quarter and full year results today at 10 a.m. central time. Access to the teleconference will be available via the Company's website at www.nuveen.com or by dialing
(866) 248-7869 or (706) 679-2134 and referencing conference ID number 5895351.

Nuveen Investments provides high-quality investment services designed to help secure the long-term goals of institutions and high-net-worth investors as well as the consultants and financial advisors who serve them. Nuveen Investments markets its highly specialized investment teams, each with its own brand-name and area of expertise: NWQ, specializing in value-style equities; Nuveen, focused on fixed-income investments; Santa Barbara, committed to growth equities; Tradewinds, specializing in global value equities; Rittenhouse, dedicated to "blue-chip" growth equities; and Symphony, with expertise in alternative investments as well as equity and credit strategies. The Company manages approximately $162 billion in assets. Nuveen Investments is listed on The New York Stock Exchange and trades under the symbol "JNC."

Certain statements made by the Company in this release are forward-looking statements. The Company's actual future results may differ significantly from those anticipated in any forward-looking statements due to numerous factors. These include, but are not limited to, the effects of the substantial competition in the investment management business, including competition for access to brokerage firms' retail distribution systems, the Company's reliance on revenues from investment management contracts which renew annually, regulatory developments, accounting pronouncements, and other additional risks and uncertainties as set forth in the Company's filings with the SEC. The Company undertakes no responsibility to update publicly or revise any forward-looking statements. Earnings before interest and taxes presented in the following financial table is a non-GAAP financial measure. See the attached Consolidated Statements of Income for a reconciliation of earnings before interest and taxes to net income, the most closely comparable GAAP measure.

                                       ###

                             Financial Table Follows

NUVEEN INVESTMENTS
CONSOLIDATED STATEMENTS OF INCOME
For the Years Ended December 31, 2005
and December 31, 2006
In thousands, except share data




                                                              2005
                                     1ST QTR         2ND QTR        3RD QTR        4TH QTR         TOTAL
REVENUES:

Investment advisory fees
 from assets under
  management (1)                    $ 131,209        135,363        141,136        151,955        559,663
Product distribution                    2,803          2,440          1,233          1,880          8,356
Performance fees/other revenue            856          1,088         15,882          3,284         21,110
 Total operating revenues             134,868        138,890        158,252        157,119        589,130

EXPENSES:

Compensation and benefits              43,038         44,034         55,881         52,242        195,194
Advertising and promotional
 costs                                  2,669          3,070          3,596          3,160         12,495
Occupancy and equipment
 costs                                  5,400          5,181          5,539          5,528         21,648
Amortization of intangible
 assets                                 1,273          1,273          1,273          1,673          5,492
Travel and entertainment                1,686          2,095          1,871          2,706          8,357
Outside and professional
  services                              5,829          6,477          6,302          6,394         25,002
Minority interest expense               1,406          1,406          1,406          1,591          5,809
Other operating expenses                4,544          7,490          6,119          7,089         25,242
  Total operating expenses             65,845         71,025         81,987         80,382        299,239

OTHER INCOME/(EXPENSE)                  1,858          2,826            688          2,515          7,887

INCOME BEFORE NET INTEREST
  AND TAXES                            70,881         70,692         76,953         79,252        297,778

NET INTEREST EXPENSE                     (989)        (4,418)        (5,583)        (7,949)       (18,939)

INCOME BEFORE TAXES                    69,892         66,274         71,371         71,302        278,839

INCOME TAXES:

 Federal                               22,941         21,753         23,214         23,123         91,032
 State                                  3,758          3,563          4,672          4,659         16,652
  Total income taxes                   26,699         25,317         27,886         27,782        107,684

NET INCOME                          $  43,193         40,957         43,484         43,520        171,156

AVERAGE COMMON AND COMMON
 EQUIVALENT SHARES OUTSTANDING:

 Basic                                 93,757         78,238         76,294         77,369         81,356
 Diluted                               98,913         82,580         81,190         81,998         86,111

EARNINGS PER SHARE:

 Basic                              $    0.46           0.52           0.57           0.56           2.10
 Diluted                            $    0.44           0.50           0.54           0.53           1.99

GROSS SALES (in millions):

 Mutual funds                       $     702            697            923            868          3,191
 Managed accounts--retail               3,684          3,376          3,981          4,562         15,603
 Managed accounts
   -institutional                       1,882          1,823            957          1,635          6,297
 Closed-end funds                       1,414            560             13            315          2,302
    Total funds and accounts        $   7,682          6,456          5,875          7,380         27,393

NET FLOWS (in millions):

  Mutual funds                      $     350            352            594            538          1,835
  Managed accounts-retail               1,195          1,248          1,739          2,380          6,562
  Managed accounts
    -institutional                      1,328          1,270           (329)           561          2,830
  Closed-end funds                      1,424            576             32            327          2,359
    Total funds and accounts        $   4,297          3,447          2,035          3,806         13,585


MANAGED FUNDS AND ACCOUNTS
  (in millions):

 ASSETS UNDER MANAGEMENT:
  Beginning of period               $ 115,453        118,505        124,018        128,172        115,453
   Acquisition of SBAM accts                -              -              -          3,379          3,379
   Sales -- funds and accounts          7,682          6,456          5,875          7,380         27,393
   Dividend reinvestments                  61             92            105            187            445
   Redemptions and
    withdrawals                        (3,447)        (3,101)        (3,944)        (3,761)       (14,253)
      Total net flows into
        funds and accounts              4,297          3,447          2,035          3,806         13,585
   Appreciation/
    (depreciation) of
     managed assets                    (1,244)         2,066          2,119            758          3,699
  End of period                     $ 118,505        124,018        128,172        136,117        136,117

 RECAP BY PRODUCT TYPE:
  Mutual funds                      $  12,887         13,505         14,050         14,495
  Closed-end funds                     51,050         52,534         52,094         51,997
  Managed accounts-retail              37,715         39,695         43,222         47,675
  Managed accounts
     - institutional                   16,853         18,284         18,807         21,950
     Total assets
       under management             $ 118,505        124,018        128,172        136,117

 RECAP BY STYLE:
    Equity-based                    $  46,109         49,395         53,808         61,399
    Municipals                         57,894         60,069         60,058         60,421
    Taxable income-oriented            14,503         14,554         14,307         14,297
      Total assets
        under management            $ 118,505        124,018        128,172        136,117

                                                              2006
                                     1ST QTR         2ND QTR        3RD QTR        4TH QTR        TOTAL
REVENUES:

Investment advisory fees
 from assets under
  management (1)                    $ 156,275        168,923        176,925        183,725        685,847
Product distribution                    1,237            733          1,697          1,077          4,745
Performance fees/other revenue          2,635          2,519          3,284         10,798         19,236
 Total operating revenues             160,146        172,175        181,906        195,600        709,828

EXPENSES:

Compensation and benefits              53,821         59,646         72,911         77,307        263,686
Advertising and promotional
 costs                                  2,670          2,676          3,728          4,427         13,500
Occupancy and equipment
 costs                                  5,931          5,975          6,032          6,246         24,184
Amortization of intangible
 assets                                 1,673          2,798          1,995          1,967          8,433
Travel and entertainment                2,108          2,677          2,290          3,082         10,158
Outside and professional
  services                              7,144          7,543          7,411          8,713         30,811
Minority interest expense               1,481          1,607          1,398          1,744          6,230
Other operating expenses                5,758          9,083          9,324          7,618         31,782
  Total operating expenses             80,586         92,004        105,089        111,104        388,783

OTHER INCOME/(EXPENSE)                  2,329          3,286          6,721          3,391         15,726

INCOME BEFORE NET INTEREST
  AND TAXES                            81,889         83,457         83,537         87,887        336,770

NET INTEREST EXPENSE                   (8,345)        (7,389)        (6,678)        (5,753)       (28,166)

INCOME BEFORE TAXES                    73,544         76,068         76,859         82,134        308,605

INCOME TAXES:

 Federal                               24,122         24,950         24,901         25,975         99,948
 State                                  4,560          4,716          5,775          5,925         20,976
  Total income taxes                   28,682         29,666         30,676         31,900        120,924

NET INCOME                          $  44,862         46,402         46,183         50,234        187,680

AVERAGE COMMON AND COMMON
 EQUIVALENT SHARES OUTSTANDING:

 Basic                                 77,804         78,028         77,669         77,908         77,852
 Diluted                               83,044         83,069         82,934         83,401         83,148

EARNINGS PER SHARE:

 Basic                              $    0.58           0.59           0.59           0.64           2.41
 Diluted                            $    0.54           0.56           0.56           0.60           2.26

GROSS SALES (in millions):

 Mutual funds                       $   1,347          1,505          1,374          1,416          5,642
 Managed accounts--retail               7,230          4,875          2,500          2,517         17,122
 Managed accounts
   -institutional                       1,532          2,581          2,450          2,183          8,747
 Closed-end funds                           -            226            369              -            595
    Total funds and accounts        $  10,109          9,187          6,694          6,116         32,106

NET FLOWS (in millions):

  Mutual funds                      $     864            856            886          1,015          3,622
  Managed accounts-retail               4,114          2,178           (454)          (350)         5,488
  Managed accounts
    -institutional                        932          1,811          1,590          1,275          5,607
  Closed-end funds                         (6)           228            380             15            616
    Total funds and accounts        $   5,903          5,072          2,402          1,955         15,332

MANAGED FUNDS AND ACCOUNTS
  (in millions):

 ASSETS UNDER MANAGEMENT:
  Beginning of period               $ 136,117        145,017        148,994        154,167        136,117
   Acquisition of SBAM accts                -              -              -              -              -
   Sales -- funds and accounts         10,109          9,187          6,694          6,116         32,106
   Dividend reinvestments                  64             86            102            247            498
   Redemptions and
    withdrawals                        (4,269)        (4,200)        (4,394)        (4,409)       (17,272)
      Total net flows into
        funds and accounts              5,903          5,072          2,402          1,955         15,332
   Appreciation/
    (depreciation) of
     managed assets                     2,997         (1,096)         2,771          5,487         10,160
  End of period                     $ 145,017        148,994        154,167        161,609        161,609

 RECAP BY PRODUCT TYPE:
  Mutual funds                      $  15,398         16,133         17,407         18,532
  Closed-end funds                     51,813         51,388         52,791         52,958
  Managed accounts-retail              53,651         55,277         55,633         58,556
  Managed accounts
    - institutional                    24,154         26,195         28,335         31,563
   Total assets
     under management               $ 145,017        148,994        154,167        161,609

 RECAP BY STYLE:
  Equity-based                      $  69,964         73,636         76,773         82,772
  Municipals                           60,585         60,643         62,765         63,751
  Taxable income-oriented              14,468         14,715         14,629         15,086
    Total assets
      under management              $ 145,017        148,994        154,167        161,609



(1) Advisory fee revenue will fluctuate based on the number of days in the quarter. In 2006, Q1 has 90 days, Q2 has 91 days, Q3 and Q4 have 92 days. Note:
Income before net interest and taxes (EBIT) is not a Generally Accepted Accounting Principle (GAAP) disclosure and should not be considered in isolation. In addition to net income, EBIT will be reported over the next several quarters to help the reader in assessing the results from business operations relative to prior periods given the increased debt on our balance sheet -- and the accompanying higher interest expense -- as a result of a $600 million share repurchase in April 2005.